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                                                                  Exhibit 23.1







                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this registration statement of Colonial Properties Trust on Form S-3 of our report, dated January 25, 1996, on our audits of the consolidated and combined financial statements and financial statement schedules of Colonial Properties Trust as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994, and 1993 which report is included in the 1995 Annual Report incorporated by reference on Form 10-K, as amended. We also consent to the reference to our firm under the caption "Experts."


                              /s/ Coopers & Lybrand L.L.P.

                              COOPERS & LYBRAND L.L.P.


Birmingham, Alabama
October 8, 1996